THIRD AMENDMENT TO AMENDED AND RESTATED PARTICIPATION

AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

AND OTHER REQUIRED MATERIALS

Equitable Financial Life Insurance Company of America, formerly known as MONY Life Insurance Company of America (the Company”), an Arizona stock life insurance company, MFS Variable Insurance Trust and MFS Variable Insurance Trust II (individually, the “Trust” and collectively, the “Trusts”), each a Massachusetts business trust and MFS Fund Distributors, Inc. (the “Distributor), a Delaware corporation, entered into a certain amended and restated participation agreement dated March 15, 2010 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of January 8, 2021, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Trusts and the Distributor (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the definitions ascribed to them in the Agreement.

RECITALS

WHEREAS, on or prior to June 15, 2020, the name of the Company changed from MONY Life Insurance Company of America to Equitable Financial Life Insurance Company of America;

WHEREAS, the Parties wish to add a new Account and update the names of the current Accounts listed in Schedule A of the Participation Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Trusts and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1.	Schedule A of the Participation Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Account

By:
Print Name:	Kenneth Kozlowski
Title:	Senior Vice President
Date:	1/8/2021 | 10:13 AM EST

The Trust:

MFS Variable Insurance Trust

By:	Pereira, Susan Digitally signed by Pereira, Susan
Date: 2021.01.15 11:30:30 -05’00’
Print Name:	Susan A. Pereira
Title:	Assistant Secretary
Date:	1/15/2021

The Trust:

MFS Variable Insurance Trust II

By:	Pereira, Susan Digitally signed by Pereira, Susan
Date: 2021.01.15 11:30:30 -05’00’
Print Name:	Susan A. Pereira
Title:	Assistant Secretary
Date:	1/15/21

The Distributor:

MFS Fund Distributors, Inc.

By:
Print Name:	Michael Keenan
Title:	President
Date:	January 15, 2021

SCHEDULE A

ACCOUNTS, POLICIES, AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account	Policies Funded by Separate Account	Share Class	Trust	Portfolios Applicable to Policies
Equitable America Variable Account L	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)
Equitable America Variable Account A	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)
Equitable America Variable Account P	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)
Equitable America Variable Account K	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)
Equitable America Variable Account 70A	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

(1) Portfolios Applicable to Policies:

VIT I	VIT II
MFS Global Equity Series	MFS Blended Research Core Equity Portfolio
MFS Growth Series	MFS Core Equity Portfolio
MFS Investors Trust Series	MFS Corporate Bond Portfolio
MFS Mid Cap Growth Series	MFS Emerging Markets Equity Portfolio
MFS New Discovery Series	MFS Global Governments Portfolio
MFS Research Series	MFS Global Growth Portfolio
MFS Total Return Bond Series	MFS Global Research Portfolio
MFS Total Return Series	MFS Global Tactical Allocation Portfolio
MFS Utilities Series	MFS Government Securities Portfolio
MFS Value Series	MFS High Yield Portfolio
MFS Income Portfolio
MFS International Growth Portfolio
MFS International Intrinsic Value Portfolio
MFS Massachusetts Investors Growth Stock Portfolio

MFS Research International Portfolio
MFS Technology Portfolio
MFS U.S. Government Money Market Portfolio

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this amendment.

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